Exhibit 99.16 (a)


                       Declaration Cash Account
                       Expense Table Calculation
                           December 31, 1996

$1,000 invested, no-load 5% annual return, 2.50% expense, $64 administrative service fee

5% - EXPENSE % - $64 = -3.90%


                                             Expense
 Year        Amounts       Average          %          Expense      Cumulative
------------------------------------------------------------------------------

  1               1,000           981         8.90%            87          87
                    961

  2                 961           943         8.90%            84
                    924

  3                 924           906         8.90%            81         252
                    888

  4                 888           871         8.90%            77
                    853

  5                 853           837         8.90%            74         403
                    820

  6                 820           804         8.90%            72
                    788

  7                 788           773         8.90%            69
                    757

  8                 757           742         8.90%            66
                    727

  9                 727           713         8.90%            63
                    699

 10                 699           686         8.90%            61        734
                    672